Form S-1 Appendix

Certificate Amendment of Incorporation

STATE OF NEW York

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on May 31, 2017.

Brendan Fitzgerald
Executive Deputy Secretary of State

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

Landbay Inc

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

Landbay Inc

If the name of the corporation has been changed, the name under which it was formed is: N/A

SECOND: The date of filing of the certificate of incorporation with the Department of State is: 01/28/2016

THIRD: The amendment effected by this certificate of amendment is as follow:

Paragraph Fourth of the certificate og Incorporation relating to

The 99,900,000,000 class A issued common shares, the par value of each share $0.0000001 has been changed to the 999,000,000 class A issued common share, the par value of each share $0.00001.

is hereby amended to read in its entirty as follows:

The total number of shares which the corporation authorized and issued will be 999,000,000. All these shares will be class A common shares, the par value of each share will be $0.00001.

FOURTH: The certificate of amendment was authoritized by:

[X]The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

[]The vote of the board of directore followed by the unanimous written consent of the holders of all outstanding shares.

Wanjun Xie
Wanjun Xie (Name of Signer)
President (Title of Signer)

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

Landbay Inc

Under Section 805 of the Business Corporation Law

Filer's name: Wanjun Xie
Address: 3906 Main Street, 207
City, State and Zip Code: Flushing, NY11354

FILED WITH THE NYS DEPARTMENT OF STATE ON: May 31, 2017
FILED NUMBER: 170531000813